EXHIBIT 5

               CONSENT OF BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.

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                CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated January 25, 1999 relating to the financial statements of American Communications Enterprises, Inc., which appear in such Prospectus.

      Tampa Bay, Florida
      August 24, 1999





                     BEARD NERTNEY KINGERY CROUSE & HOHL P.A.


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